Exhibit 99.1

Flywire Reports Fourth Quarter and Fiscal-Year 2023 Financial Results

Fourth Quarter Revenue Increased 37.5% Year-over-Year

Fourth Quarter Revenue Less Ancillary Services Increased 42.6% Year-over-Year

Company Provides First Quarter and Fiscal-Year 2024 Outlook

Boston, MA – February 27, 2024: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its fourth quarter and fiscal-year ended December 31, 2023.

“Our strong fourth quarter results, which included 37.5% year over year growth in revenue and 42.6% year over year growth in revenue less ancillary services, capped off an exceptional year for Flywire as we continue to show strong performance across the business,” said Mike Massaro, CEO of Flywire. “We are proud of all that we have accomplished in 2023, and excited for what is ahead for Flywire, with a plan that puts up strong growth numbers in a complex macro environment and further expands Adjusted EBITDA in alignment with our multi-year targets.”

Fourth Quarter 2023 Financial Highlights:

GAAP Results

•	Revenue increased 37.5% to $100.5 million in the fourth quarter of 2023, compared to $73.1 million in the fourth quarter of 2022.

•

Gross Profit increased to $61.8 million, resulting in Gross Margin of 61.5%, for the fourth quarter of 2023, compared to Gross Profit of $41.5 million and Gross Margin of 56.8% in the fourth quarter of 2022.

•	Net income was $1.3 million in the fourth quarter of 2023, compared to net loss of $1.1 million in the fourth quarter of 2022.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 33.2% to $5.4 billion in the fourth quarter of 2023, compared to $4.1 billion in the fourth quarter of 2022.

•

Revenue Less Ancillary Services increased 42.6% to $96.1 million in the fourth quarter of 2023, compared to $67.4 million in the fourth quarter of 2022. Revenue Less Ancillary Services in the fourth quarter of 2023 was estimated to be favorably impacted by changes in foreign exchange rates between September 30, 2023 and December 31, 2023 by approximately $0.7 million.

•

Adjusted Gross Profit increased to $63.5 million, resulting in Adjusted Gross Margin of 66.1% in the fourth quarter of 2023, compared to Adjusted Gross Profit of $44.5 million and Adjusted Gross Margin of 66.0% in the fourth quarter of 2022. Prior year Adjusted Gross Profit and Adjusted Gross Margin have been recast to align with the updated methodology as described in the Key Operating Metrics and Non-GAAP Financial Measures section below.

•	Adjusted EBITDA increased to $7.7 million in the fourth quarter of 2023, compared to $1.0 million in the fourth quarter of 2022.

Fiscal-Year 2023 Financial Highlights:

GAAP Results

•	Revenue increased 39.3% to $403.1 million in fiscal-year 2023, compared to $289.4 million in fiscal-year 2022.

•	Gross Profit increased to $247.4 million, resulting in Gross Margin of 61.4%, for fiscal-year 2023, compared to Gross Profit of $174.9 million and Gross Margin of 60.4% in fiscal-year 2022.

•	Net loss was $8.6 million in fiscal-year 2023, compared to net loss of $39.3 million in fiscal-year 2022.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 32.9% to $24.0 billion in fiscal-year 2023, compared to $18.1 billion in fiscal-year 2022.

•	Revenue Less Ancillary Services increased 42.8% to $381.5 million in fiscal-year 2023, compared to $267.1 million in fiscal-year 2022.

•

Adjusted Gross Profit increased to $254.1 million, resulting in Adjusted Gross Margin of 66.6% in fiscal-year 2023, compared to Adjusted Gross Profit of $181.9 million and Adjusted Gross Margin of 68.1% in fiscal-year 2022. Fiscal-year 2022 Adjusted Gross Profit and Adjusted Gross Margin have been recast to align with the updated methodology as described in the Key Operating Metrics and Non-GAAP Financial Measures section below.

•

Adjusted EBITDA increased to $42.0 million in fiscal-year 2023, compared to $14.9 million in fiscal-year 2022, a 546 basis point expansion of our Adjusted EBITDA as a percentage of revenue less ancillary services

Fiscal-Year 2023 Business Highlights:

•	In education, the Company continued to expand its higher education footprint globally including notable growth in the United Kingdom and throughout Asia-Pacific

•	The Company also continued to see success in its land and expand strategy in the U.S,. increasing the footprint of its full-suite solution, and landing many blue-chip clients

•	In travel, the Company experienced a significant increase in terms of clients signed and revenue realization from existing clients

•	In B2B, the Company continued to sign larger enterprise deals and drive utilization among existing clients

•	In healthcare, the Company accelerated our partnership strategy, solidifying relationships with Cerner and FinThrive

•

The Company bolstered its global payment network with a focus on supporting its strategic payer markets like India and China, enhancing its relationships with WeChat Pay as well as three of the largest banks in India

•	The Company continued its strong track record of strategic M&A with the acquisition of StudyLink

First Quarter and Fiscal-Year 2024 Outlook:

“For Fiscal-Year 2024 we expect revenue less ancillary services to grow 30% at the midpoint of our guidance. We also expect to generate an approximately 320 basis point improvement in adjusted EBITDA as a percentage of revenue less ancillary services at the midpoint of our guidance,” said Mike Ellis, CFO of Flywire. “Our seasonality across the fiscal year, and our results for first quarter , are expected to be impacted by Canadian regulatory changes, which we expect will reduce the number of international study permit applications and delay some Canadian applications until later in the year. The changes may also lead some students to study in other countries.”

Based on information available as of February 27, 2024, Flywire anticipates the following results for the first quarter and fiscal-year 2024.

Fiscal-Year 2024*
Revenue	$501 to $535 million
Revenue Less Ancillary Services	$483 to $509 million
Adjusted EBITDA**	$65 to $76 million

First Quarter 2024*
Revenue	$110 to $117 million
Revenue Less Ancillary Services	$106 to $111 million
Adjusted EBITDA**	$9 to $11 million

*	The Company has assumed foreign exchange rates prevailing as of December 31, 2023.
**

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

These statements are forward-looking and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal-year 2023 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients. Beginning with the quarter ended December 31, 2022, Flywire has excluded depreciation and amortization from the calculation of its adjusted Gross Profit, which it believes enhances the understanding of the Company’s operating performance and enables more meaningful period to period comparisons. The Company’s previously reported Adjusted Gross Profit and Adjusted Gross Margin for the three months and twelve months ended December 31, 2022 were recast to conform to the updated methodology and are reflected herein for comparison purposes.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) gain (loss) from the remeasurement of foreign currency, (iv) indirect taxes related to intercompany activity, (v) acquisition related transaction costs, if applicable, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Revenue Less Ancillary Services at Constant Currency. Revenue Less Ancillary Services at Constant Currency represents Revenue Less Ancillary Services adjusted to show presentation on a constant currency basis. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on a constant currency basis to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss) prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Revenue Less Ancillary Services at Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 3,800 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2023, expected to be filed with the SEC in the first quarter of 2024. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Akil Hollis

ir@Flywire.com

Media:

Sarah King

Sarah.King@Flywire.com

Walker Sands

flywirepr@walkersands.com

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$100,545	$73,053	$403,094	$289,375
Costs and operating expenses:
Payment processing services costs	36,780	29,585	147,339	107,933
Technology and development	16,898	12,692	62,028	50,257
Selling and marketing	28,830	20,287	107,621	78,456
General and administrative	28,065	19,860	107,624	82,949

Total costs and operating expenses	110,573	82,424	424,612	319,595

Loss from operations	$(10,028)	$(9,371)	$(21,518)	$(30,220)

Other income (expense):
Interest expense	(92)	(327)	(372)	(1,211)
Interest income	5,638	1,787	13,349	3,244
Gain (loss) from remeasurement of foreign currency	7,707	5,915	4,189	(9,172)

Total other income (expense), net	13,253	7,375	17,166	(7,139)

Income (loss) before provision for income taxes	3,225	(1,996)	(4,352)	(37,359)
Provision for (benefit from) income taxes	1,938	(867)	4,214	1,988

Net income (loss)	$1,287	$(1,129)	$(8,566)	$(39,347)
Foreign currency translation adjustment	3,731	(1,105)	3,232	(1,513)

Comprehensive income (loss)	$5,018	$(2,234)	$(5,334)	$(40,860)

Net income (loss) attributable to common stockholders - basic and diluted	$1,287	$(1,129)	$(8,566)	$(39,347)

Net income (loss) per share attributable to common stockholders - basic	$0.01	$(0.01)	$(0.07)	$(0.36)

Net income (loss) per share attributable to common stockholders - diluted	$0.01	$(0.01)	$(0.07)	$(0.36)

Weighted average common shares outstanding - basic	121,690,938	107,925,637	114,828,494	107,935,514

Weighted average common shares outstanding - diluted	128,877,877	107,925,637	114,828,494	107,935,514

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$654,608	$349,177
Restricted cash	—	2,000
Accounts receivable, net	18,215	13,697
Unbilled receivables, net	10,689	5,268
Funds receivable from payment partners	113,945	62,970
Prepaid expenses and other current assets	18,227	17,531

Total current assets	815,684	450,643
Property and equipment, net	15,134	13,317
Intangible assets, net	108,178	97,616
Goodwill	121,646	97,766
Other assets	19,089	14,945

Total assets	$1,079,731	$674,287

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,587	$13,325
Funds payable to clients	210,922	124,305
Accrued expenses and other current liabilities	43,315	34,423
Deferred revenue	6,968	5,223

Total current liabilities	273,792	177,276
Deferred tax liabilities	15,391	12,149
Other liabilities	4,431	2,959

Total liabilities	293,614	192,384

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2023 and 2022; and no shares issued and outstanding as of December 31, 2023 and 2022	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of December 31, 2023 and 2022; 123,010,207 shares issued and 120,695,162 shares outstanding as of December 31, 2023; 109,790,702 shares issued and 107,472,980 shares outstanding as of December 31, 2022	11	10
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2023 and 2022; 1,873,320 shares issued and outstanding as of December 31, 2023 and 2022	1	1
Treasury voting common stock, 2,315,045 and 2,317,722 shares as of December 31, 2023 and 2022, respectively, held at cost	(747)	(748)
Additional paid-in capital	959,302	649,756
Accumulated other comprehensive income (loss)	1,320	(1,912)
Accumulated deficit	(173,770)	(165,204)

Total stockholders’ equity	786,117	481,903

Total liabilities and stockholders’ equity	$1,079,731	$674,287

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(8,566)	$(39,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,764	12,304
Stock-based compensation expense	43,726	30,259
Amortization of deferred contract costs	1,789	1,799
Change in fair value of contingent consideration	380	(2,805)
Deferred tax provision (benefit)	72	(1,708)
Provision for uncollectible accounts	326	152
Non-cash interest expense	298	348
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,082)	(323)
Unbilled receivables	(5,394)	(1,928)
Funds receivable from payment partners	(50,975)	(30,917)
Prepaid expenses, other current assets and other assets	(4,279)	(11,318)
Funds payable to clients	86,616	48,932
Accounts payable, accrued expenses and other current liabilities	5,548	6,761
Contingent consideration	(467)	(4,510)
Other liabilities	(1,260)	(1,872)
Deferred revenue	(871)	(400)

Net cash provided by operating activities	80,625	5,427

Cash flows from investing activities:
Capitalization of internally developed software	(5,004)	(5,717)
Purchases of property and equipment	(1,009)	(1,353)
Business acquisition, net of cash acquired	(32,764)	(17,140)
Contingent consideration paid for acquisitions	—	(453)

Net cash used in investing activities	(38,777)	(24,663)

Cash flows from financing activities:
Proceeds from issuance of common stock under public offering, net of underwriter discounts and commissions	261,119	—
Payments of costs related to public offering	(1,062)	—
Payment of long-term debt	—	(25,939)
Contingent consideration paid for acquisitions	(1,207)	(3,701)
Payments of tax withholdings for net settled option exercises	(8,483)	(2,564)
Proceeds from the issuance of stock under Employee Stock Purchase Plan	2,691	1,271
Proceeds from exercise of stock options	10,360	6,963

Net cash provided by (used in) financing activities	263,418	(23,970)

Effect of exchange rates changes on cash and cash equivalents	(1,835)	5,023

Net increase (decrease) in cash, cash equivalents and restricted cash	303,431	(38,183)
Cash, cash equivalents and restricted cash, beginning of year	$351,177	$389,360

Cash, cash equivalents and restricted cash, end of year	$654,608	$351,177

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions, except percentages)

Modified Methodology

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$100.5	$73.1	$403.1	$289.4
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.0)	(5.3)	(19.4)	(20.4)
Marketing fees	(0.4)	(0.4)	(2.2)	(1.9)

Revenue Less Ancillary Services	$96.1	$67.4	$381.5	$267.1

Payment processing services costs	36.8	29.6	147.3	107.9
Hosting and amortization costs within technology and development	1.9	2.0	8.4	6.6

Cost of Revenue	$38.7	$31.6	$155.7	$114.5

Adjusted to:
Exclude printing and mailing costs	(4.0)	(5.3)	(19.4)	(20.4)
Offset marketing fees against related costs	(0.4)	(0.4)	(2.2)	(1.9)
Exclude depreciation and amortization	(1.7)	(3.0)	(6.7)	(7.0)

Adjusted Cost of Revenue	$32.6	$22.9	$127.4	$85.2
Gross Profit	$61.8	$41.5	$247.4	$174.9
Gross Margin	61.5%	56.8%	61.4%	60.4%

Adjusted Gross Profit	$63.5	$44.5	$254.1	$181.9
Adjusted Gross Margin	66.1%	66.0%	66.6%	68.1%

Previous Methodology

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$100.5	$73.1	$403.1	$289.4
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.0)	(5.3)	(19.4)	(20.4)
Marketing fees	(0.4)	(0.4)	(2.2)	(1.9)

Revenue Less Ancillary Services	$96.1	$67.4	$381.5	$267.1

Payment processing services costs	36.8	29.6	147.3	107.9
Hosting and amortization costs within technology and development	1.9	2.0	8.4	6.6

Cost of Revenue	$38.7	$31.6	$155.7	$114.5

Adjusted to:
Exclude printing and mailing costs	(4.0)	(5.3)	(19.4)	(20.4)
Offset marketing fees against related costs	(0.4)	(0.4)	(2.2)	(1.9)

Adjusted Cost of Revenue	$34.3	$25.9	$134.1	$92.2
Gross Profit	$61.8	$41.5	$247.4	$174.9
Gross Margin	61.5%	56.8%	61.4%	60.4%

Adjusted Gross Profit	$61.8	$41.5	$247.4	$174.9
Adjusted Gross Margin	64.3%	61.6%	64.8%	65.5%

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$1.3	$(1.1)	$(8.6)	$(39.3)
Interest expense	0.1	0.3	0.4	1.2
Interest income	(5.6)	(1.7)	(13.3)	(3.2)
Provision for income taxes	1.9	(0.9)	4.2	2.0
Depreciation and amortization	4.3	4.9	16.4	14.1

EBITDA	2.0	1.5	(0.9)	(25.2)
Stock-based compensation expense and related taxes	12.9	7.9	45.2	31.2
Change in fair value of contingent consideration	0.0	(3.1)	0.4	(2.8)
(Gain) loss from remeasurement of foreign currency	(7.7)	(6.0)	(4.2)	9.1
Indirect taxes related to intercompany activity	—	0.1	0.2	0.4
Acquisition related transaction costs	0.4	0.4	0.4	0.8
Acquisition related employee retention costs	0.1	0.2	0.9	1.4

Adjusted EBITDA	$7.7	$1.0	$42.0	$14.9

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
	Transaction	Platform and Usage-Based Fee	Revenue	Transaction	Platform and Usage-Based Fee	Revenue
Revenue	$81.9	$18.6	$100.5	$329.7	$73.4	$403.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.0)	(4.0)	—	(19.4)	(19.4)
Marketing fees	(0.4)	—	(0.4)	(2.2)	—	(2.2)

Revenue Less Ancillary Services	$81.5	$14.6	$96.1	$327.5	$54.0	$381.5

Percentage of Revenue	81.5%	18.5%	100.0%	81.8%	18.2%	100.0%
Percentage of Revenue Less Ancillary Services	84.8%	15.2%	100.0%	85.8%	14.2%	100.0%

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	Transaction	Platform and Usage-Based Fee	Revenue	Transaction	Platform and Usage-Based Fee	Revenue
Revenue	$56.7	$16.4	$73.1	$224.2	$65.2	$289.4
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(5.3)	(5.3)	—	(20.4)	(20.4)
Marketing fees	(0.4)	—	(0.4)	(1.9)	—	(1.9)

Revenue Less Ancillary Services	$56.3	$11.1	$67.4	$222.3	$44.8	$267.1

Percentage of Revenue	77.6%	22.4%	100.0%	77.5%	22.5%	100.0%
Percentage of Revenue Less Ancillary Services	83.5%	16.5%	100.0%	83.2%	16.8%	100.0%

Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue (A)	$100.5	$73.1	$403.1	$289.4
Revenue less ancillary services (B)	96.1	67.4	381.5	267.1
EBITDA (C)	2.0	1.5	(0.9)	(25.2)
Adjusted EBITDA (D)	7.7	1.0	42.0	14.9
EBITDA Margin (C/A)	2.0%	2.0%	-0.2%	-8.7%
Adjusted EBITDA Margin (D/A)	7.6%	1.3%	10.4%	5.1%
EBITDA Margin using RLAS (C/B)	2.07%	2.18%	-0.23%	-9.45%
Adjusted EBITDA Margin using RLAS (D/B)	8.00%	1.44%	11.02%	5.56%

Revenue Less Ancillary Services at Constant Currency:

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Growth	2023	2022	Growth
Revenue	$100.5	$73.1	37.5%	$403.1	$289.4	39.3%
Ancillary services	(4.4)	(5.7)		(21.6)	(22.3)

Revenue Less Ancillary Services	96.1	67.4	42.6%	381.5	267.1	42.8%

Effects of foreign currency rate fluctuations	(1.5)	—		1.4	—

Revenue Less Ancillary Services at Constant Currency	$94.6	$67.4	40.4%	$382.9	$267.1	43.4%

Guidance

	Three Months Ended March 31, 2024		Year Ended December 31, 2024
	Low	High	Low	High
Revenue	$109.9	$117.1	$500.6	$534.6
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(3.6)	(5.6)	(16.4)	(21.4)
Marketing fees	(0.3)	(0.5)	(1.2)	(4.2)

Revenue Less Ancillary Services	$106.0	$111.0	$483.0	$509.0

Adjusted EBITDA	$9.0	$11.0	$65.0	$76.0